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                                                                   EXHIBIT 10.26

                                    AGREEMENT

       THIS AGREEMENT (the "Agreement") is made as of the 12/th/ day of November, 2002, by and between McLAREN PERFORMANCE TECHNOLOGIES, INC., a Delaware corporation with its office located at 32233 West Eight Mile Road, Livonia, Michigan 48152 (the "Corporation"), and STEVEN ROSSI, an individual residing at _______________________ _______________ ("Rossi").

                                    RECITALS:

              A. The Corporation and Rossi are parties to a certain Employment Agreement dated December 1/st/, 2000, (the "Employment Agreement").

              B. The Corporation and Rossi wish to enter into this Agreement to terminate the Employment Agreement except those provisions identified in this Agreement.

              C. The Corporation and Rossi wish to set forth the severance to be paid to Rossi by the Corporation and other terms and conditions related to the termination of Rossi's employment.

       NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. Recitals. The recitals set forth above are hereby incorporated in and made a part of this Agreement.

       2. Termination of Employment Agreement. The parties hereby agree that the Employment Agreement, and Rossi's employment relationship with the Corporation, shall be terminated as of November 3, 2002 (the "Termination Date"). Notwithstanding the foregoing, the parties agree that the covenants contained in the following sections of the Employment Agreement shall remain in full force and effect: Paragraph 9, Confidentiality; Paragraph 11, Discoveries and Works; Paragraph 12, Non Solicitation, and Paragraph 15, Injunctive Relief. Rossi acknowledges and agrees that the Corporation has fulfilled all of its obligations under the Employment Agreement, and Rossi hereby releases the Corporation from any and all further obligations under the Employment Agreement.

       3.  Severance, Accrued Vacation, and Other Benefits.

       (a) Severance Payment. The Corporation shall pay Rossi severance pay equivalent to his monthly salary (based on his former annual salary of $200,000) for two months, i.e., the months of November and December 2002 (the "Severance Payment"). Applicable taxes and withholding shall be deducted from the Severance Payment which shall be paid to Rossi by the Corporation in accordance with the Corporation's normal payroll schedule during the months of November, December, January and February. However, no payment shall be made until the seven-day revocation period in paragraph 10 has expired.

       (b) Accrued Vacation. The Corporation shall pay Rossi for ___ accrued but unused vacation days for 2002, from which shall be deducted the ordinary and usual amounts for taxes and withholding and which shall be remitted to Rossi by the Corporation on or before November 30, 2002.

       (c) Group Health Benefits. Rossi, his spouse, and dependents may be eligible for group health plan continuation coverage, at their own expense, under federal law (COBRA). If Rossi, his spouse, and dependents, if any, are otherwise eligible and elect to continue group health coverage under COBRA, the Corporation will pay the applicable COBRA premiums for coverage for the months of November and December of 2002 and January and February of 2003, provided that Rossi, his spouse and dependants, if any, remain eligible.

       (d) Stock Options. This Agreement does not affect any rights or obligations Rossi may have under the

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McLaren Performance Technologies, Inc. 2000 Stock Option Plan ("2000 Stock
Option Plan") for the 200,000 stock options that were granted to Rossi in accordance with his Employment Agreement. The parties further agree, subject to the terms of the 2000 Stock Option Plan and any applicable option agreement, that the 100,000 of the foregoing 200,000 stock options that were scheduled to vest on December 1, 2002 in accordance with the Employment Agreement shall vest on that date.

       (e) Other Benefits. Except as provided in this Agreement, all of Rossi's other benefits terminated on Termination Date or as otherwise stated in applicable benefit plan documents.

       4. Release. Rossi agrees, in consideration of the foregoing promises and payment by Corporation, not to sue and Rossi hereby releases and forever discharges the Corporation, and its predecessors, assigns, affiliates, and each of their past and present officers, directors, employees and agents, both in their individual and representative capacities, from any and all claims, demands, actions and causes of action, damages, costs, payments and expenses of every kind, nature or description which may exist as of the date of this Agreement arising out of or relating to facts or circumstances, whether known or unknown, in existence on the date of this Agreement, including but not limited to those arising out of or related to Rossi's employment relationship with the Corporation, any breach of contract claims, claims of statutory violations, common law tort claims, claims for benefits, claims for expense reimbursement, claims for wrongful discharge, including constructive discharge, claims for interest, cost, or attorney fees, claims arising out of or related to the ownership of stock of the Corporation or the granting or ownership of stock options, or otherwise. Rossi agrees that this release includes, but is not limited to, a voluntary waiver of all claims of discrimination, including age discrimination against the Corporation under both federal and state law. Specifically, Rossi agrees that this Agreement includes a voluntary waiver of all claims under the federal Age Discrimination in Employment Act ("ADEA"). The only exclusion from this release is a claim that some term of this Agreement has been violated and claims that can not be waived by law, such as the ability to file a charge of age discrimination before the Equal Employment Opportunity Commissions.

       5.  Agreement Not to Interfere. Rossi agrees that, for a period of two
(2) years from the date of this Agreement, not to interfere with or adversely affect the Corporation's relationships with any person, firm, association, corporation or other entity with whom Rossi actually did business or had a personal contact while employed by the Corporation. Rossi will not divert or change, or attempt to divert or change, any such relationship to the detriment of the Corporation or to the benefit of any other person, firm, association, corporation or other entity. Rossi further agrees that he shall not participate in any activity that could have an adverse impact on the business or prospects of the Corporation.

       6. Agreement Not to Disparage. Rossi will not, at any time after the date of this Agreement, disparage or act in any manner so as to disparage the business of the Corporation with the public generally, or with any of its customers, suppliers or employees.

       7. Securities Filings. Rossi acknowledges and agrees that he will need to review and certify certain reports and other filings of the Company to be filed with the Securities and Exchange Commission. Rossi agrees that he will undertake such review and provide such certifications as requested by the Company in a timely manner so as not to delay the Company's filing of such reports.

       8. Ability to Work. Rossi acknowledges that Rossi is currently able to work without limitation, either physical or mental.

       9. Voluntary Acceptance. Rossi certifies that Rossi was advised in writing of the following: (a) that Rossi's signing of the Agreement should be voluntary and only with an understanding of the terms of the Agreement; (b) that Rossi should consult with an attorney before signing the Agreement; and (c) that Rossi may consider the Agreement for a period of at least twenty-one (21) days.

       10. Free Act. Rossi certifies that Rossi fully understands this Agreement, that the Agreement is entirely satisfactory to Rossi, and that Rossi's signing of this Agreement is Rossi's own free and informed act and deed.

       11. Revocation. Rossi may revoke this Agreement within seven (7) days (if the 7th day is a Saturday, Sunday, or a national holiday, Rossi has until the next business day) after signing the Agreement by notifying Chris J.

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Panzl in writing at 32233 W. Eight Mile Road, Livonia, Michigan, 48152.

       12. Confidentiality. To the extent permitted by law, Corporation and Rossi agree that they will maintain the strictest secrecy and will not disclose the terms of this Agreement to any agency or person except where disclosure is compelled by legal process or for reporting purposes to federal, state or local taxing authorities or the Securities and Exchange Commission.

       13. Assignment. Neither party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party.

       14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, each of their respective successors and permitted assigns.

       15. Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. This Agreement reflects the entire agreement of the parties relative to the subject matter hereof and supercedes all prior or contemporaneous oral or written understanding, statements, representations, or promises except for the paragraphs of the Employment Agreement identified in paragraphs 2 of this Agreement which are herein incorporated in its entirety in this Agreement. This Agreement may only be amended or modified in a writing signed by both parties.

       16. Headings. The headings are to be used solely for convenience and are not to be used in construing or interpreting this Agreement.

       17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

McLAREN PERFORMANCE
TECHNOLOGIES, INC.



/s/ Chris J. Panzl                      /s/ Steven Rossi
------------------------------------    ----------------------------------------
By:  Chris J. Panzl                     Steven Rossi
Its: Chief Financial Officer

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